Exhibit 99.1

enGene Announces Appointment of Ron Cooper as Chief Executive Officer

Ron Cooper succeeds Jason Hanson as Chief Executive Officer and Director

Company also announces Dr. Raj Pruthi’s promotion to Chief Medical Officer

BOSTON and MONTREAL, July 24, 2024 – enGene Holdings Inc. (Nasdaq: ENGN, “enGene” or the “Company”), a clinical-stage genetic medicines company whose non-viral, intravesical lead product candidate, EG-70, is in a pivotal study for BCG-unresponsive high-risk Non-Muscle Invasive Bladder Cancer (NMIBC), today announced that Ron Cooper has joined the Company as Chief Executive Officer and member of the Board of Directors, effective July 22, 2024. This transition follows a previously announced succession plan for Jason Hanson, who will remain in service to the Company as a strategic advisor.

“The Board of Directors and I would like to warmly welcome Ron Cooper, who brings significant discovery, development, and commercial launch expertise,” said Dr. Richard Glickman, Chairman of the Board of Directors. “Given his proven record of effectively developing and commercializing transformative therapeutics, Mr. Cooper is an excellent fit to lead enGene forward as the Company continues to advance EG-70 as an innovative and differentiated therapeutic option for patients with high-risk NMIBC.”

“The unmet need for patients with bladder cancer is significant,” said Mr. Cooper. “EG-70 has the potential to be the most practical treatment option for high-risk NMIBC based on a unique combination of efficacy, tolerability and ease of administration. Under Mr. Hanson’s leadership, the enGene team has developed an innovative platform to deliver genetic medicines through mucosal tissues, which I believe has underappreciated potential.”

Mr. Cooper most recently served as President and Chief Executive Officer of Albireo Pharma, a fully integrated global commercial biopharmaceutical company that Ipsen acquired in 2023. While at Albireo Pharma, Mr. Cooper took the company public, created a new corporate strategy to focus development on building a rare pediatric company while monetizing other pipeline assets, and guided Bylvay® through three Phase 3 programs, regulatory approvals, and a global commercial launch. Earlier in his career, Mr. Cooper spent nearly 30 years at Bristol-Myers Squibb (BMS) in roles of increasing responsibility in sales, marketing and general management, most recently serving as President, Europe. While at BMS, he played a leadership role in numerous successful product launches. Mr. Cooper is currently Chairman of the Board of Directors at C4 Therapeutics and serves on the Board of Generation Bio. He is a graduate of St. Francis Xavier University.

The Company also announced the promotion of Dr. Raj Pruthi to Chief Medical Officer, succeeding Dr. Richard Bryce. Dr. Pruthi, who joined enGene in April 2024, is a thought leader in the urological community with over 25 years of experience providing patient care and advancing the development of new therapeutics.

“On behalf of the Board of Directors, we would like to sincerely thank Mr. Hanson for his service to enGene,” said Dr. Glickman. “Mr. Hanson successfully led the Company’s evolution from an early-stage research organization to a well-capitalized, publicly traded, pivotal-stage company poised to make an impactful difference for patients living with NMIBC. We wish him all the best in his future endeavors.”

About enGene

enGene is a clinical-stage biotechnology company mainstreaming genetic medicines through the delivery of therapeutics to mucosal tissues and other organs, with the goal of creating new ways to address diseases with high clinical needs. enGene’s lead program is EG-70 for patients with Non-Muscle Invasive Bladder Cancer (NMIBC) – a disease with a high clinical burden. EG-70 is being evaluated in the ongoing multi-cohort LEGEND Phase 2 study, which includes a registrational cohort studying EG-70 in Bacillus Calmette Guérin (BCG)-unresponsive patients with carcinoma in situ (Cis). EG-70 was developed using enGene’s proprietary Dually Derivatized Oligochitosan (DDX) platform, which enables penetration of mucosal tissues and delivery of a wide range of sizes and types of cargo, including DNA and various forms of RNA.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”). enGene’s forward-looking statements include, but are not limited to, statements regarding enGene’s management teams’ expectations, hopes, beliefs, intentions, goals or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate”, “appear”, “approximate”, “believe”, “continue”, “could”, “estimate”, “expect”, “foresee”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “would”, and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about the potential of EG-70 and enGene’s proprietary DDX platform.

Many factors, risks, uncertainties and assumptions could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the Company’s ability to recruit and retain qualified scientific and management personnel; establish clinical trial sites and enroll patients in its clinical trials; execute on the Company’s clinical development plans and ability to secure regulatory approval on anticipated timelines; and other risks and uncertainties detailed in filings with Canadian securities regulators on SEDAR+ and with the U.S. Securities and

Exchange Commission (“SEC”) on EDGAR, including those described in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023, our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2024 and our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2024 (copies of which may be obtained at www.sedarplus.ca or www.sec.gov).

You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. enGene anticipates that subsequent events and developments will cause enGene’s assessments to change. While enGene may elect to update these forward-looking statements at some point in the future, enGene specifically disclaims any obligation to do so, unless required by applicable law. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved.

Contact

For media contact: media@engene.com

For investor contact: investors@engene.com